                                  SCHEDULE 14A
                                  (RULE 14A-1)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant :  [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

--------------------------------------------------------------------------------------------------------------------
   [ ]   Preliminary Proxy Statement                           [ ]   Confidential, for use of the Commission only
                                                                     (as permitted by Rule 14a-6(e)(2))
   [X]   Definitive Proxy Statement
   [ ]   Definitive Additional Materials
   [ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          ORIENTAL FINANCIAL GROUP INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]   No fee required.
   [ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.


         (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
         (2)      Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
         (4)      Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
         (5)      Total fee paid:


--------------------------------------------------------------------------------
   [ ]   Fee paid previously with preliminary materials:


--------------------------------------------------------------------------------
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount previously paid:

--------------------------------------------------------------------------------
         (2)      Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
         (3)      Filing Party:

--------------------------------------------------------------------------------
         (4)      Date Filed:

--------------------------------------------------------------------------------

                          ORIENTAL FINANCIAL GROUP INC.
                                 Hato Rey Tower
                                    Suite 501
                             268 Munoz Rivera Avenue
                           Hato Rey, Puerto Rico 00918
                                 (787) 766-1986
                        http://www.orientalfinancial.com

                            NOTICE OF ANNUAL MEETING
                         To Be Held on October 28, 1999


TO THE STOCKHOLDERS OF ORIENTAL FINANCIAL GROUP INC.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Oriental Financial Group Inc. (the "Corporation") will be held at Conference Room 9-A, McConnell Valdes law offices, 270 Munoz Rivera Avenue, Ninth Floor, Hato Rey, Puerto Rico, on Thursday, October 28, 1999 at 10:00 a.m. for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

(1) To elect four directors to three-year terms expiring at the 2002 Annual Meeting of Stockholders or until their successors have been duly elected and qualified;

(2) To consider and approve amendments to the Oriental Financial Group 1998 Incentive Stock Option Plan and the Oriental Bank and Trust 1996 Incentive Stock Option Plan to include, as eligible participants, independent contractors who perform bona fide services to the Corporation and/or any of its direct or indirect subsidiaries;

(3) To ratify the appointment of PricewaterhouseCoopers LLP as the Corporation's independent auditors for the fiscal year ending June 30, 2000; and

(4) To transact such other business as may properly come before the 1999 Annual Meeting of Stockholders or at any adjournment thereof. Except with respect to procedural matters incident to the conduct of the meeting, management at present knows of no other business to be brought before the meeting.

         Information relating to the above matters is set forth in the attached Proxy Statement. Stockholders of record at the close of business on August 30, 1999 are entitled to notice of, and to vote at, the 1999 Annual Meeting of Stockholders.

                                             BY ORDER OF THE BOARD OF DIRECTORS


                                                     Jose Enrique Fernandez
                                                     Chairman, President and
                                                     Chief Executive Officer

September 28, 1999
San Juan, Puerto Rico


--------------------------------------------------------------------------------
         YOU ARE CORDIALLY INVITED TO ATTEND THE 1999 ANNUAL MEETING OF STOCKHOLDERS. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN, PROMPTLY, THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

--------------------------------------------------------------------------------

                          ORIENTAL FINANCIAL GROUP INC.

                                 ---------------

                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD ON THURSDAY, OCTOBER 28, 1999



         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Oriental Financial Group Inc. (the "Corporation") of proxies to be voted at the Annual Meeting of Stockholders of the Corporation to be held on Thursday, October 28, 1999 (the "Annual Meeting") at 10:00 a.m. at Conference Room 9-A of the McConnell Valdes law offices located at 270 Munoz Rivera Avenue, Ninth Floor, Hato Rey, Puerto Rico, and at any adjournment thereof for the purposes set forth in the Notice of Annual Meeting. The approximate date on which this Proxy Statement is expected to be mailed to stockholders is on or about September 28, 1999.

         Each proxy solicited hereby, if properly signed and returned to the Corporation and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted for the matters described below. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by
(i) filing with the Secretary of the Corporation written notice thereof (addressed to: Secretary, Oriental Financial Group Inc., Hato Rey Tower, Suite 503, 268 Munoz Rivera Avenue, Hato Rey, Puerto Rico 00918), (ii) submitting a duly executed proxy bearing a later date, or (iii) by appearing at the Annual Meeting and giving the Secretary notice of his intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

         Each proxy solicited hereby also confers discretionary authority on the Board of Directors of the Corporation to vote the proxy with respect to (i) the approval of the minutes of the last meeting of stockholders; (ii) the election of any person as director if any nominee is unable to serve or, for good cause, will not serve; (iii) matters incident to the conduct of the meeting; and (iv) upon such other matters as may properly come before the Annual Meeting. Except with respect to procedural matters incident to the conduct of the Annual Meeting, management is not aware of any business that may properly come before the meeting other than those matters described in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

                             SOLICITATION OF PROXIES

         The cost of solicitation of proxies will be borne by the Corporation. The Corporation has retained the services of American Stock Transfer & Trust Company, which also acts as the Corporation's transfer agent and registrar, to assist the Corporation in the solicitation of proxies for the Annual Meeting. The fee to be paid to such proxy solicitation firm should not exceed $1,500, plus reimbursement of all reasonable out-of-pocket expenses. The Corporation will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of the Corporation's common stock, $1.00 par value per share (the "Common Stock"). In addition to solicitations by mail, directors, officers and employees of the Corporation or any of its subsidiaries may solicit proxies personally, by telephone or otherwise without additional compensation.

                            VOTING STOCK OUTSTANDING
                         AND VOTE REQUIRED FOR APPROVAL

         Only common stockholders of record at the close of business on August 30, 1999 (the "Voting Record Date") will be entitled to vote at the Annual Meeting. The total number of shares of Common Stock eligible to cast votes at the Annual Meeting is 12,793,579. On the Voting Record Date, there were 1,340,000 shares of 7.125% Noncumulative Monthly Income Preferred Stock, Series A, $1.00 par value per share (the "Preferred Stock"), issued and outstanding (which shares have no voting rights in the Annual Meeting).

         The presence, either in person or by proxy, of at least a majority of the issued and outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. For purposes of determining quorum, abstentions and broker non-votes will be treated as shares that are present and entitled to vote. A broker non-vote results when a broker or nominee has expressly indicated that it does not have discretionary authority to vote on a particular matter. Action with respect to Proposal 1: "Election of Directors" shall be taken by a plurality of the total votes present in person or represented by proxy at the Annual Meeting and entitled to vote. Therefore, abstentions and broker non-votes will not have an effect on the election of directors of the Corporation. Action with respect to Proposal 2: "Amendment of the 1998 and 1996 Stock Option Plans" shall be taken by the affirmative vote of a majority of the total votes of the shares eligible to be cast in person or by proxy at the Annual Meeting. Action with respect to Proposal 3: "Ratification of Appointment of Independent Auditors" shall be taken by a majority of the total votes present in person or represented by proxy at the Annual Meeting and entitled to vote. Therefore, as to Proposals 2 and 3, abstentions and broker non-votes will have the same effect as a vote against the proposals. Other than with respect to Proposal 1: "Election of Directors" in which shareholders of the Corporation have the right to cumulate votes as described below, each share of Common Stock shall be entitled to one vote for the other proposals to be considered at the Annual Meeting.

                        PROPOSAL 1: ELECTION OF DIRECTORS

         The By-laws of the Corporation provide that the Corporation's Board of Directors shall consist of such number of directors as shall be fixed from time to time by resolution of the Board of Directors. The number of directors as established by resolution of the Board of Directors is presently nine directors. The By-laws of the Corporation also provide that the Board of Directors shall be divided into three classes as nearly equal in number as possible. The members of each class are to be elected for a term of three years and until their successors are duly elected and qualified. One class of directors is to be elected annually.

         Other than Mr. Jose Enrique Fernandez's employment agreement with Oriental Bank and Trust (the "Bank"), a Puerto Rico commercial bank and a wholly-owned subsidiary of the Corporation, which requires the Board of Directors of the Corporation to nominate him for election as a director of the Corporation, there are no arrangements or understandings between the Corporation and any person pursuant to which such person has been elected a director, and no director is related to any other director or executive officer of the Corporation by blood, marriage or adoption (excluding those that are more remote than first cousin).

         Messrs. Pablo I. Altieri, Diego Perdomo, Francisco Arrivi and Mari Carmen Aponte have been nominated as directors for three-year terms expiring in 2002.

         Unless otherwise directed, each proxy executed and returned by a stockholder will be distributed equally between the four nominees designated by the Board of Directors or in such other fashion as will most likely ensure election of the nominees. See "Cumulative Voting in the Election of Directors" on page 3 below.

         If any person named as a nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for a replacement nominee or nominees recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why any of the nominees listed below may not be able to serve as a director if elected.

              THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS
                    THAT SHAREHOLDERS VOTE "FOR" PROPOSAL 1.


                 CUMULATIVE VOTING IN THE ELECTION OF DIRECTORS

         Pursuant to the By-Laws of the Corporation, holders of Common Stock have the right to cumulate their votes at annual meetings in which more than one director is being elected. Cumulative voting entitles each common stockholder to a number of votes equal to the number of shares of Common Stock held multiplied by the number of directors to be elected. A common stockholder may cast all or any number of such votes for one nominee or distribute them among any two or more nominees as the stockholder may deem fit. Thus, for example, for the election of the four directors being considered at this Annual Meeting, a stockholder owning 1,000 shares of Common Stock is entitled to 4,000 votes, and may distribute such votes equally among the nominees for election, cast them for the election of only one of such nominees, or otherwise distribute them as the stockholder may deem fit.

         In the absence of any express indication that the shares to be voted should be cumulated in a particular fashion, the votes represented by executed proxies will be distributed equally among the four nominees designated by the Board of Directors or in such other fashion as will most likely ensure election of the nominees.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information as to the Common Stock beneficially owned, as of the Voting Record Date, by the only person or entity known to the Corporation to be the beneficial owner of 5% or more of Common Stock.

                                                  AMOUNT AND NATURE OF
                                                    BENEFICIAL OWNERSHIP
            NAME AND ADDRESS OF                        OF COMMON STOCK                       PERCENT OF
              BENEFICIAL OWNER                    AS OF AUGUST 30, 1999(1)                  COMMON STOCK
              ----------------                    ------------------------                  ------------
          Jose Enrique Fernandez                        2,606,763(2)                           20.38%
         1717 Lilas San Francisco
        San Juan, Puerto Rico 00927




------------------------

(1) Based upon filings made pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") and information furnished by the respective individuals and entities.

(2) The amount set forth in the table for Mr. Fernandez includes 100,839 shares that may be received upon the exercise of stock options. While Mr. Fernandez may be deemed to beneficially own the 100,839 shares subject to options that may be exercised within 60 days of the Voting Record Date for purposes of the Exchange Act, as a result of his having elected to receive qualified stock options pursuant to the stock option plans of the Bank, under Puerto Rico law the aggregate fair market value of shares (determined as of the time of grant) for which Mr. Fernandez may exercise stock options for the first time in any calendar year cannot exceed $100,000. The amount also includes 2,000 shares owned by Mr. Fernandez's youngest son, 2,376 shares owned by Mr. Fernandez through the Bank's 401K Plan (as such term is defined herein) and 333 shares owned indirectly through commingled investment funds.

         The number of outstanding shares of Common Stock owned beneficially by the directors, Named Executive Officers (as such term is defined below) and other executive officers of the Corporation as of August 30, 1999 is as follows:

                                                                             AMOUNT AND NATURE
                                  AMOUNT AND NATURE OF                        OF BENEFICIAL
                                  BENEFICIAL OWNERSHIP      PERCENT              OWNERSHIP                  PERCENT
                                    OF COMMON STOCK            OF            OF PREFERRED STOCK                OF
             NAME               AS OF AUGUST 30, 1999(1)  COMMON STOCK(2)   AS OF AUGUST 30, 1999(1)    PREFERRED STOCK(3)
             ----               ---------------------     --------------    ------------------------    ------------------
DIRECTORS

Dr. Pablo I. Altieri(4)                   122,026                  --%                                          --%

Efrain Archilla                             3,300                  --                                           --

Jose Enrique Fernandez(5)               2,606,763               20.38%               20,000                   1.49%

Julian S. Inclan(6)                        56,256                  --                                           --

Diego Perdomo, CPA(7)                     229,776                1.80%                1,000                     --

Alberto Richa Angelini(8)                  16,814                  --                                           --

Emilio Rodriguez, Jr.(9)                   52,410                  --                                           --

Francisco Arrivi                                0                  --                                           --

Mari Carmen Aponte                         79,238                  --                                           --

NAMED EXECUTIVE OFFICERS                                                                                        --

Jose Enrique Fernandez(5)               2,606,763               20.38%               20,000                   1.49%

Eli E. Diaz                                18,484                  --                                           --

Jose Rafael Fernandez(10)                  31,298                  --                                           --

George Joyner(11)                           4,861                  --                                           --

Andres Morgado, CPA(12)                    80,860                  --                                           --

Andres Muniz(13)                           27,082                  --                                           --

-----------------------

(1) Based on information furnished by the respective individuals. Under applicable regulations, shares are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares the power to vote or dispose of the shares, whether or not he or she has any economic interest in the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares, subject in the case of those directors who are married to the community property laws of the Commonwealth of Puerto Rico. Under applicable regulations, a person is deemed to have beneficial ownership of any shares of capital stock which he or she has a right to acquire within 60 days, including pursuant to the exercise of outstanding stock options, and to all shares subject to options or other rights of acquisition acquired in connection with or as a participant in any transaction involving a change in control. Shares of capital stock which are subject to stock options or other rights of acquisition are deemed to be outstanding for the purpose of computing the percentage of outstanding capital stock owned by such person or group but are not deemed outstanding for the purpose of computing the percentage of capital stock owned by any other person or group.

(2) Unless otherwise indicated, each of the persons named in the table beneficially holds less than 1% of the issued and outstanding Common Stock of the Corporation.

(3) Unless otherwise indicated, each of the persons named in the table beneficially holds less than 1% of the issued and outstanding preferred stock of the Corporation.

(4) The amount set forth in the table for Mr. Altieri includes 333 shares owned indirectly through a commingled investment fund.

(5) The amount set forth in the table for Mr. Fernandez includes 100,839 shares that may be received upon the exercise of stock options. While Mr. Fernandez may be deemed to beneficially own the 100,839 shares subject to options that may be exercised within 60 days of the Voting Record Date for purposes of the Exchange Act, as a result of his having elected to receive qualified stock options pursuant to the stock option plans of the Bank, under Puerto Rico law the aggregate fair market value of shares (determined as of the time of grant) for which Mr. Fernandez may exercise stock options for the first time in any calendar year cannot exceed $100,000. See "Executive Compensation - 1996 Stock Option Plan" on page 9 below. This amount also includes 2,000 shares owned by

         Mr. Fernandez's youngest son, 2,376 owned by Mr. Fernandez through the Bank's 401K Plan and 333 shares owned indirectly through commingled investment funds.

(6) The amount set forth in the table for Mr. Inclan includes 333 shares owned indirectly through a commingled investment fund.

(7) The amount set forth in the table for Mr. Perdomo includes 333 shares owned indirectly through a commingled investment fund.

(8) The amount set forth in the table for Mr. Richa Angelini includes 333 shares owned indirectly through a commingled investment fund.

(9) The amount set forth in the table for Mr. Rodriguez includes 333 shares owned indirectly through a commingled investment fund.

(10) The amount set forth in the table for Mr. Jose Rafael Fernandez includes 5,831 shares of Common Stock owned through the Bank's 401K Plan.

(11) The amount set forth in the table for Mr. Joyner includes 1,257 shares of Common Stock owned through the Bank's 401K Plan.

(12) The amount set forth in the table for Mr. Morgado includes 4,128 shares of Common Stock owned through the Bank's 401K Plan.

(13) The amount set forth in the table for Mr. Muniz includes 2,382 shares of Common Stock owned through the Bank's 401K Plan.


         As of the Voting Record Date, all directors, nominees for director, Named Executive Officers and other executive officers of the Corporation as a group (16 persons) beneficially owned 3,463,935 shares of Common Stock or approximately 27.09% of the issued and outstanding Common Stock, and 25,000 shares of Preferred Stock or approximately 1.87% of the issued and outstanding Preferred Stock.

               INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR,
                       DIRECTORS WHOSE TERMS CONTINUE AND
                    EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

         Set forth below is certain information with respect to each nominee and director whose term continues.

NOMINEES FOR TERM THAT EXPIRES IN 2002

         DR. PABLO I. ALTIERI (AGE 55) - Director since 1990 (including terms as director of the Bank). He is a cardiologist with a private practice in Humacao, Puerto Rico. He is presently a professor at the University of Puerto Rico Medical School. He is also a member of the Board of Directors of Corporacion para el Desarrollo Tecnologico de Recursos Tropicales de Puerto Rico (charitable organization) located in San Juan, Puerto Rico, and a member of the Board of Directors of Casa Roig Foundation (charitable organization) in Humacao, Puerto Rico.

         DIEGO PERDOMO, CPA (AGE 65) - Director since 1996 (including terms as director of the Bank). He is a certified public accountant and has been a partner of Diego Perdomo & Company (an accounting firm), San Juan, Puerto Rico, since 1968.

         FRANCISCO ARRIVI (AGE 54) - Director since 1998. He has been the President and Chief Executive Officer of Pulte International Caribbean Corp., a subsidiary of Pulte Corporation (a publicly traded company), San Juan, Puerto Rico, since March 1999. He was the President and Chief Executive Officer of Interstate General Properties LP, S.E., a subsidiary of Interstate General Company LP (a publicly traded company), San Juan, Puerto Rico, from 1995 to 1999, and Vice President and Chief Financial Officer of Interstate General Properties LP, S.E., San Juan, Puerto Rico, from 1990 to 1995. He was also Vice President and Manager of the Real Estate Department of The Chase Manhattan Bank, San Juan, Puerto Rico, from 1977 to 1990. Mr. Arrivi served as Director of Equus Gaming Co. LP (a publicly traded company), San Juan, Puerto Rico, from 1994 to 1995 and as director of Interstate General Corp., San Juan, Puerto Rico, from 1996 to 1999.

         MARI CARMEN APONTE, ESQ. (AGE 52) - Director since 1998. Ms. Aponte has practiced law in the District of Columbia for approximately two decades. Presently, she is member of the Boards of Directors of the National Council of La Raza and the National Coalition of Hispanic Social Services and Mental Health Organizations (COSSMHO). She was a member of the American Bar Association's policy making body, the House of Delegates, from 1988 to 1992. She presided the Washington, D.C. Hispanic Bar Association in 1982 and the National Hispanic Bar Association in 1984. Ms. Aponte was selected as a White House Fellow in 1979.

DIRECTORS WHOSE TERM EXPIRES IN 2000

         JOSE ENRIQUE FERNANDEZ (AGE 56) - Director since 1988 (including terms as director of the Bank). Chairman of the Board of Directors of the Bank since December 1, 1988 and President and Chief Executive Officer of the Bank since September 1, 1988, and Chairman of the Board of Directors, President and Chief Executive Officer of the Corporation since June 1996. He was President and Chief Executive Officer of Drexel Burnham Lambert Puerto Rico Incorporated, San Juan, Puerto Rico, from October 1984 to April 1988. He was President and Chief Executive Officer of A.G. Becker Puerto Rico from 1978 to September 1984, and Vice President-Associate Manager of Prudential Bache Securities from 1965 to 1978. Mr. Fernandez also serves as member of the Board of Trustees and the International Advisory Council of the University of Notre Dame, South Bend, Indiana. He served from 1997 to 1998 as a member of the Board of Trustees of Sacred Heart University, San Juan, Puerto Rico.

         EFRAIN ARCHILLA (AGE 46) - Director since 1991 (including terms as director of the Bank). He is President and General Manager of WYQE-FM, Radio Yunque 93 FM in Naguabo and Fajardo, Puerto Rico, since 1994. He is an operations consultant of WALO-AM Radio Oriental, Inc. and Ochoa Broadcasting Corp. since 1993, and was General Manager of WALO Radio Station from 1973 to 1994, and Vice President and Treasurer of Ochoa Broadcasting Corp. and Radio Oriental, Inc. from 1975 to 1994. He also served as President of the Puerto Rico Broadcasters Association from 1988 to 1992, and currently is the organization's Vice President; President of the Puerto Rico Numismatic Society from 1983 to 1984; President of the Eastern Region Arts and Culture Foundation and the Humacao Chapter of the Puerto Rico Chamber of Commerce in 1992; and President of the Humacao Rotary Club in 1995.

         JULIAN S. INCLAN (AGE 51) - Director since 1995 (including terms as director of the Bank). President of American Paper Corporation (distributor of fine papers, office supplies and graphic art supplies) in San Juan, Puerto Rico, since September 1994. He has served as Managing General Partner of Calibre, S.E. (a real estate investment company) since 1991, and as President of Inclan Realty (a real estate development company), San Juan, Puerto Rico, since 1991. He is also the President of Inmac Corporation (a leasing and investment company that is currently inactive), San Juan, Puerto Rico, since 1989, and from 1978 to 1982 he served as Vice President and General Manager of St. Regis Paper and Bag, a division of Puerto Rican Cement Co., Inc. (a publicly traded company), San Juan, Puerto Rico.


DIRECTORS WHOSE TERM EXPIRES IN 2001

         EMILIO RODRIGUEZ, JR. (AGE 51) - Director since 1992 (including terms as director of the Bank). He is the President of Milrod Enterprises, San Juan, Puerto Rico, since May 1998. Mr. Rodriguez was the President of Almacenes Rodriguez, Inc., Santurce, Puerto Rico, from May 1973 to May 1998. He has also served as Secretary of the Board of Directors of E&C Computers, Inc., San Juan, Puerto Rico, since 1982.

         ALBERTO RICHA ANGELINI (AGE 59) - Director since 1990 (including terms as director of the Bank). He has been Director of Development for Empresas Fonalledas, San Juan, Puerto Rico, since February 1998. He worked as a consulting engineer for Resort Builders, S.E. (a construction company), Isla Verde, Puerto Rico, from February 1996 to February 1998. He served as Executive Vice President and Chief Operating Officer of Rexach Construction Company, Inc., San Juan, Puerto Rico, from April 1990 to February 1996, and as

         Executive Vice President - Administration of the same company from 1984 to April 1990. He is a member of the Board of Directors and past President of the Associated General Contractors of America, Puerto Rico Chapter.


EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

         The following information is supplied with respect to the Named Executive Officers and other executive officers of the Corporation who do not serve on the Corporation's Board of Directors. There are no arrangements or understandings pursuant to which any of the executive officers was selected as an officer, and no executive officer is related to any other director or executive officer of the Corporation by blood, marriage or adoption (excluding those that are more remote than first cousin).

         ELI E. DIAZ (AGE 53) - Senior Vice President of the Corporation since June 1996. Senior Vice President of Branch Administration and Consumer Loans of the Bank since May 1995. He was Vice President of Branch Administration and Consumer Loans of the Bank from May 1993 to May 1995. Previously was a private consultant to financial enterprises from March 1988 to May 1993 and President and Chairman of the Board of Pioneer Finance Corporation, San Juan, Puerto Rico, from July 1987 to 1992; Senior Vice President of Caguas Central Federal Savings, San Juan, Puerto Rico, from March 1985 to February 1988; Vice President of Citicorp Acceptance Corporation, Los Angeles, California, from October 1982 to February 1985, and Vice President of Citibank N.A., San Juan, Puerto Rico, from April 1979 to October 1982.

         JOSE RAFAEL FERNANDEZ (AGE 36) - Senior Vice President of the Corporation since February 1997. Senior Vice President and Principal of Oriental Financial Services Corp., the Bank's wholly-owned brokerage subsidiary, since 1997. He was Vice President of Sales and Marketing of Oriental Financial Services Corp. from 1993 to 1997. He joined the Bank in 1991 as Assistant Vice President of the Treasury Department and during 1992 was in charge of the Bank's sales and marketing efforts for the Individual Retirement Account Products. Before joining the Bank in 1991, he worked in New York, New York, and Buenos Aires, Argentina, for the investment department of The Chase Manhattan Bank. He is a member of the Board of Trustees of the Sacred Heart University, San Juan, Puerto Rico.

         GEORGE JOYNER (AGE 41) - Former Vice President of the Corporation from June 1996 to August, 1999. Former Senior Vice President of Oriental Mortgage Corporation, the Bank's wholly-owned mortgage banking subsidiary, from January 1998 to August, 1999. Former Senior Vice President of mortgage origination of the Bank from May 1995 to August 1999. He was Vice President of mortgage operations of the Bank from July 1994 to May 1995. Previously he was the President of Santander Mortgage Corporation, San Juan, Puerto Rico, from 1992 to July 1994; Vice President of Citibank, N.A. in the areas of structured and corporate finance from 1989 to 1992; and, before that, he was the First Vice President of the Corporate and Municipal Finance Group at Drexel Burnham Lambert Puerto Rico, Inc.

         ANDRES MORGADO, CPA (AGE 40) - Senior Vice President of the Corporation since June 1996. Senior Vice President and Trust Officer of the Bank since May 1995. He was Vice President and Trust Officer of the Bank from February 1990 to May 1995. Previously was Chief Operating Officer and Trust Officer of Commercial Trust Company, Inc., San Juan, Puerto Rico, from June 1988 to February 1990; Vice President Investments of Drexel Burnham Lambert Puerto Rico, Inc., San Juan, Puerto Rico, from April 1987 to June 1988; and Tax Manager, Deloitte & Touche (formerly Deloitte, Haskins & Sells), San Juan, Puerto Rico, from 1979 to 1987. Mr. Morgado is a certified public accountant, certified financial planner and personal financial specialist. He is also a member of the American Institute of Certified Financial Planners, the International Society of Financial Planners and United Way, and the Treasurer of Centro Comunitario Vida Plena, San Juan, Puerto Rico.

         ANDRES MUNIZ (AGE 43) - Senior Vice President of the Corporation since February 1997. Senior Vice President of Communications of the Bank since February 1997. He was Vice President of Marketing of the Bank from 1993 to January 1997. Before joining the Bank in 1993, he was Senior Account Executive at De La Cruz and Associates (an advertising firm), San Juan, Puerto Rico, from 1988 to 1993; Account Executive at Merced, Benitez and Machin (an advertising firm), San Juan, Puerto Rico, from 1987 to 1988; Marketing Manager at Caribbean Restaurants (local Burger King franchisee), San Juan, Puerto Rico, from 1985 to 1987; and Promotion Manager at Colgate Palmolive, San Juan, Puerto Rico, from 1982 to 1985.

         DENNIS SOTO (AGE 62) - Senior Vice President of the Corporation since June 1996. Senior Vice President of the Bank since July 1995. He was Vice President of the Bank and Regional Manager (Western Region) from September 1992 to June 1995. He was Vice President-Investments of the Bank from February 1990 to August 1992 and Vice President-Branch Administration of the Bank from January 1989 to January 1990. He was a private financial consultant from September 1988 to January 1989 and Senior Vice President-936 Trader of Drexel Burnham Lambert Puerto Rico, Inc., San Juan, Puerto Rico, from May 1982 to May 1988.

         RAFAEL VALLADARES, CPA (AGE 42) - Senior Vice President-Comptroller of the Corporation and the Bank since June 1999. Previously was Senior Vice President-Comptroller of PonceBank, Ponce, Puerto Rico, from February 1985 to June 1999. Senior Auditor of Deloitte and Touche (formerly Deloitte, Haskins and Sells), San Juan, Puerto Rico, from 1978 to 1984. Mr. Valladares is also a certified public accountant.

                          BOARD MEETINGS AND COMMITTEES

         The Board of Directors of the Corporation held 10 meetings during the fiscal year ended June 30, 1999. The Corporation has standing audit and compensation committees (as described below). During fiscal year 1999, directors received a fee of $500 for each Board of Directors meeting attended and $200 for each committee meeting attended. Only directors who are not officers of the Corporation or the Bank receive fees for attendance at Board of Directors meetings or committee meetings. No director attended fewer than 75% of the aggregate of the meetings of the Board of Directors of the Corporation held during fiscal year 1999 and the total number of meetings held by all committees of the Board of Directors on which he or she served during the year.

         The Audit Committee reviews the reports of the Corporation's independent auditors, the internal audit procedures and internal data processing controls. The members of the committee are Messrs. Diego Perdomo, Alberto Richa Angelini and Efrain Archilla. The committee met 4 times during the fiscal year ended June 30, 1999.

             The Compensation Committee reviews and evaluates on a yearly basis the salary increases and bonuses of all of the Corporation's executive officers and makes recommendations to the Corporation's Board of Directors. The Compensation Committee also administers the various stock option plans of the Corporation and the Bank and is given absolute discretion under the plans to select the persons to whom options will be granted and to determine the number of shares subject to each option. The members of the committee are Messrs. Alberto Richa Angelini, Emilio Rodriguez, Jr. and Julian S. Inclan. The committee met 2 times during the fiscal year ended June 30, 1999.

             The Board of Directors does not have a standing nominating committee. Nominations are made by the Board of Directors. Although the Board of Directors will consider nominees recommended by stockholders, it has not actively solicited recommendations for nominees from stockholders nor has it established procedures for this purpose. Article I, Section 13 of the Corporation's By-laws provides that stockholders entitled to vote for the election of directors may name nominees for election to the Board of Directors. Any such nominations must be submitted to the Secretary of the Corporation in writing at least five days prior to the Annual Meeting. The Corporation is not required to include nominations of stockholders in its Proxy Statement; however, if such a nomination is properly made, ballots will be provided for use by stockholders at the Annual Meeting bearing the name of such nominee or nominees.

                             EXECUTIVE COMPENSATION

             The summary compensation table set forth below discloses compensation for the Corporation's President and Chief Executive Officer, the four most highly paid executive officers of the Corporation or its subsidiaries who were serving as executive officers at the end of the fiscal year ended June 30, 1999 and one former executive officer of the Corporation who served as executive officer during the fiscal year ended June 30, 1999 (collectively referred to as the "Named Executive Officers").


                           SUMMARY COMPENSATION TABLE


                                                            ANNUAL                                 LONG-TERM
                                                         COMPENSATION                             COMPENSATION
                                         ---------------------------------------------------------------------------
NAME AND                                                                   OTHER ANNUAL            SECURITIES
PRINCIPAL POSITION               YEAR        SALARY ($)      BONUS ($)   COMPENSATION ($)*    UNDERLYING OPTIONS (#)
------------------------------ --------- --------------- -------------- --------------------  ----------------------
Jose Enrique Fernandez           1999         325,000         365,000         38,400                 60,000
President and Chief              1998         310,000         345,000         34,000                 10,000
Executive Officer                1997         290,000         320,000         34,000                      0

Andres Morgado                   1999         150,000         135,000         30,000                 12,500
Senior Vice President            1998          98,600         120,000         30,000                 10,000
and Trust Officer                1997          82,300          85,000         30,000                  8,000

Eli E. Diaz                      1999         135,000         120,000         30,000                 12,500
Senior Vice President            1998          86,800          95,000         29,000                 10,000
Branch Administration and        1997          84,000          85,000         28,000                  8,000
Consumer Loans

Jose Rafael Fernandez            1999         130,000         115,000         30,000                 12,500
Senior Vice President            1998          78,750          90,000         27,000                 10,000
and Principal of Oriental        1997          76,000          77,000         24,000                  6,000
Financial Services

Andres Muniz                     1999          88,000          68,000         24,000                 10,000
Senior Vice President            1998          70,300          56,000         22,000                 10,000
Communications                   1997          66,500          50,000         19,000                  8,000

George Joyner                    1999         120,000         105,000         30,000                 10,000
Former Senior Vice President     1998          95,900          95,000         30,000                 10,000
Mortgage and Leasing             1997          93,000          90,000         30,000                  8,000

--------------------------------
*   Consists of a car allowance.


1996 STOCK OPTION PLAN

         This summary does not purport to be comprehensive or definitive and is qualified in its entirety by reference to the provisions of the 1996 Plan.

         The Board of Directors of the Bank adopted the Oriental Bank and Trust 1996 Incentive Stock Option Plan (the "1996 Plan") in order to help attract and retain qualified officers, directors and full-time key employees of the Bank and any parent or subsidiary thereof, and provide such officers, directors and employees with an additional incentive to contribute to the success of the Bank. The stockholders of the Corporation approved the 1996 Plan at the 1997 Annual Meeting of Stockholders.

         An aggregate of 630,000 shares of Common Stock has been reserved for future issuance under the 1996 Plan pursuant to the exercise of stock options, subject to modification or adjustment to reflect changes in the Corporation's capitalization as, for example, in the case of a merger, consolidation, reorganization, stock dividend or stock split, the 630,000 shares of Common Stock represent approximately 4.9% of the issued and outstanding Common Stock as of the Voting Record Date.

         The 1996 Plan shall remain in effect for a term of ten (10) years from the date of adoption by the Corporation's Board of Directors unless sooner terminated in accordance with the provisions of the 1996 Plan. No options may be granted after the date of termination of the 1996 Plan, but such termination will not affect the rights or obligations of persons holding options granted under the 1996 Plan prior to its termination.

         Two kinds of options, evidenced by two plans, are contained in the 1996 Plan and are available for grants: (i) qualified incentive stock options (Part
I) that are intended to qualify as "qualified options" under Section 1046 of the Puerto Rico Internal Revenue Code of 1994, as amended (the "PR Code"), and (ii) compensatory incentive stock options (Part II). The 1996 Plan is being administered by the Bank's Compensation Committee (the "1996 Plan Administrators"), which is a committee of three members of the Bank's Board of Directors, none of the members of which is an officer or full-time employee of the Bank. The 1996 Plan Administrators are given absolute discretion under the 1996 Plan to, among other things, select the persons to whom options shall be granted and to determine the number of shares subject to each option and determine and establish in each case the conditions and restrictions, if any, to which the grant and/or exercise shall be subject. In the case of all of the options that have been granted to date under the 1996 Plan, the 1996 Plan Administrators established as a restriction to the vesting of such options that the Bank have certain minimum amounts of "consolidated net income" by the end of each fiscal year. Notwithstanding such vesting restrictions, the 1996 Plan Administrators established that all the options granted to date under the 1996 Plan, as well as those that will be granted in the future, will automatically vest ten (10) years after the date in which they were or are granted.

         All options granted under the 1996 Plan and all rights thereunder expire on the date determined by the 1996 Plan Administrators at the time of the grant, but in no event shall options granted expire later than ten (10) years from the date of the grant. The purchase price for shares of Common Stock acquired pursuant to an exercise, in whole or in part, of any "qualified incentive option" granted under Part I of the 1996 Plan shall not be less than the fair market value of the shares of Common Stock at the time of the grant of the option. The purchase price for shares of Common Stock acquired pursuant to an exercise, in whole or in part, of any "compensatory incentive option" granted under Part II of the 1996 Plan shall be as determined by the 1996 Plan Administrators at the time of the grant.

         Each option granted under the 1996 Plan shall be exercisable in one or more installments during its term, and the right to exercise may be cumulative as determined by the 1996 Plan Administrators. One or more options may granted under the 1996 Plan to any eligible person; provided that in any calendar year the aggregate fair market value (determined as of the time the option is granted) of Common Stock for which "qualified incentive options" are exercisable for the first time by an eligible person during any calendar year may not exceed $100,000.

         The table below provides information regarding the options granted to the Named Executive Officers during the fiscal year ended June 30, 1999 under the 1996 Plan:

                                                                                        POTENTIAL REALIZABLE VALUES
                                                                                          AT ASSUMED ANNUAL RATES
                                                                                           OF STOCK APPRECIATION
           NAME              OPTIONS   PERCENT OF TOTAL  EXERCISE     EXPIRATION        ---------------------------
                             GRANTED   OPTIONS GRANTED     PRICE         DATE                5%            10%
--------------------------- ---------- ----------------- ---------- -----------------   --------------- -----------
Jose Enrique Fernandez       60,000         14.8%         $30.00    November 12, 2008      $497,307      $1,098,918
Andres Morgado               12,500          3.1%         $25.50    November 12, 2008      $ 88,065      $  194,600
Eli E. Diaz                  12,500          3.1%         $25.50    November 12, 2008      $ 88,065      $  194,600
Jose Rafael Fernandez        12,500          3.1%         $25.50    November 12, 2008      $ 88,065      $  194,600
Andres Muniz                 10,000          2.5%         $25.50    November 12, 2008      $ 70,452      $  155,680
George Joyner                10,000          2.5%         $25.50    November 12, 2008      $ 70,452      $  155,680



             The table below provides additional information regarding option exercises and unexercised option holdings for the Named Executive Officers during the fiscal year ended June 30, 1999.

                         AGGREGATED OPTION/SAR EXERCISES
                             IN LAST FISCAL YEAR AND
                        FISCAL YEAR-END OPTION/SAR VALUES

                                                                              NUMBER OF             UNEXERCISED
                                                                             UNEXERCISED            IN-THE-MONEY
                                                                           OPTIONS/SARS AT        OPTIONS/SARS AT
                                                                           FISCAL YEAR-END        FISCAL YEAR-END
                                                                        ----------------------- ---------------------
                                SHARES ACQUIRED                              EXERCISABLE/           EXERCISABLE/
NAME                            ON EXERCISE (#)      VALUE REALIZED ($)     UNEXERCISABLE (#)       UNEXERCISABLE ($)
--------------------------- ------------------------ ------------------ ----------------------- ---------------------
Jose Enrique Fernandez             137,361             $  3,091,239.62        100,839/175,462     1,899,461/1,926,788
Andres Morgado                       3,498             $     83,567.75               0/44,660               0/360,825
Eli E. Diaz                         12,500             $    306,100.00               0/44,660               0/360,825
Jose Rafael Fernandez                3,999             $     83,331.00               0/43,660               0/342,699
Andres Muniz                         6,000             $    135,190.00               0/38,660               0/432,236
George Joyner                        2,998             $     58,086.25               0/55,989                       0


1998 STOCK OPTION PLAN

         This summary does not purport to be comprehensive or definitive and is qualified in its entirety by reference to the provisions of the 1998 Plan.

         The Board of Directors of the Corporation adopted on August 18, 1998 the 1998 Plan, which is designed to help attract and retain qualified officers, directors and full-time key employees of the Corporation and any subsidiary thereof and provide such officers, directors and employees with an additional incentive to contribute to the success of the Corporation and any subsidiary thereof. The 1998 Plan provides for the grant of stock options to officers, directors and other full-time key employees of the Corporation or any subsidiary thereof. The 1998 Plan was approved by the stockholders of the Corporation at the 1998 Annual Meeting of Stockholders. No stock options were granted to any of the Named Executive Officers (or to any other officer, director or employee of the Corporation or the Bank) under the 1998 Plan during the fiscal year ended June 30, 1999.

         An aggregate of 750,000 shares of Common Stock has been reserved for future issuance under the 1998 Plan pursuant to the exercise of stock options, subject to modification or adjustment to reflect changes in the Corporation's capitalization as, for example, in the case of a merger, consolidation, reorganization, stock dividend or stock split. The 750,000 shares of Common Stock represent approximately 5.9% of the issued and outstanding Common Stock as of the Voting Record Date.

         The 1998 Plan shall remain in effect for a term of ten (10) years from the date of adoption by the Corporation's Board of Directors unless sooner terminated in accordance with the provisions of the 1998 Plan. No options may be granted after the date of termination of the 1998 Plan, but such termination will not affect the rights or obligations of persons holding options granted under the 1998 Plan prior to its termination.

         The 1998 Plan is being administered by the Corporation's Compensation Committee (the "1998 Plan Administrators"), which is a committee of three members of the Corporation's Board of Directors, none of the members of which is an officer or full-time employee of the Corporation or any subsidiary thereof. The 1998 Plan Administrators are given absolute discretion under the 1998 Plan to, among other things, select the persons to whom options shall be granted and to determine the number of shares subject to each option and determine and establish in each case the conditions and restrictions, if any, to which the grant and/or exercise of the options shall be subject. Two kinds of options, evidenced by two separate plans, are contained in the 1998 Plan and are available for grants: (i) qualified incentive options (Part I), and (ii) compensatory incentive options (Part II). It is contemplated that the 1998 Plan will be used by the Corporation to grant options during the fiscal years 2000 to 2003. The 1998 Plan Administrators established that all the options that will be granted under the 1998 Plan will automatically vest ten (10) years after the date in which they are granted.

         One or more options may be granted under the 1998 Plan to any eligible person provided that in any calendar year the aggregate fair market value (determined as of the time the option is granted) of the Common Stock for which qualified incentive options are exercisable for the first time by an eligible person during any calendar year may not exceed $100,000. Options subject to the foregoing limitation are being granted pursuant to Part I of the 1998 Plan and are intended to constitute "qualified incentive options" under Section 1046 of the PR Code. Additional non-qualified options, which are not subject to the foregoing limitation, may be granted under Part II of the Plan and such options constitute "compensatory incentive options."

         All options granted under the 1998 Plan and all rights thereunder expire on the date determined by the 1998 Plan Administrators at the time of the grant, but in no event shall options granted expire later than ten (10) years from the date of the grant. All options granted under the 1998 Plan shall become vested and exercisable at the rate determined by the 1998 Plan Administrators when making an award.

         The purchase price for shares of Common Stock acquired pursuant to an exercise, in whole or in part, of any "qualified incentive option" granted under
Part I of the 1998 Plan shall not be less than the fair market value of the shares of Common Stock on the date of the grant of the option. The purchase price for shares of Common Stock acquired pursuant to an exercise, in whole or in part, of any "compensatory incentive option" granted under Part II of the 1998 Plan shall be as determined by the 1998 Plan Administrators at the time of the grant.

         Each option granted under the 1998 Plan shall be exercisable in one or more installments during its term, and the right to exercise may be cumulative as determined by the 1998 Plan Administrators. Payment for shares purchased upon the exercise of options under the 1998 Plan must be made in full at the time of exercise and may be made either in cash, by certified or cashier's check or, if permitted by the Board of Directors, shares of Common Stock, or by a combination of cash, check or shares of Common Stock; provided, that the form(s) of payment allowed to the optionee shall be established by the 1998 Plan Administrators when the option is granted.

EMPLOYMENT AGREEMENT

         On December 22, 1998, the Bank and Mr. Jose Enrique Fernandez entered into an employment agreement for a term of three years. The employment agreement provides for an increase in salary to $340,000 for fiscal year 2000, and further increases to $360,000 for fiscal year 2001 and to $380,000 for fiscal year 2002, and an annual automobile and expense allowance of $38,400. The employment agreement also provides that the Bank will pay for Mr. Fernandez's membership in such social and business clubs that in his judgment are reasonably necessary for the performance of his bank-related duties. Also, under the employment agreement, the Bank will pay for a 10-year term life insurance policy in the amount of $1,500,000, covering the life of Mr. Fernandez, for the benefit of Mr. Fernandez' estate. The employment agreement also provides that, during its term, the Board of Directors will nominate and recommend to the stockholders the election of Mr. Fernandez as a director at any election of directors in which his term as a director will expire, and, if elected, the Board of Directors will name Mr. Fernandez to the position of Chairman. Pursuant to the employment agreement, the Bank granted to Mr. Fernandez options to purchase 60,000 shares of Common Stock under the 1996 Plan. The stock options may be exercised by Mr. Fernandez during a period commencing on the first anniversary and ending on the tenth anniversary of the employment agreement. Notwithstanding the above limitations, the stock options will become immediately exercisable if Mr. Fernandez dies or is disabled, retires from employment with the Bank, or if there occurs a "change in control" of the Bank.

         The employment agreement may be terminated by the Bank for "just cause" (as such term is defined in the employment agreement) at any time. In the event employment is terminated for "just cause," Mr. Fernandez will have no right to compensation or other benefits for any period after such termination. The employment agreement also provides for payments and other benefits for Mr. Fernandez if there occurs a "change in control" of the Bank or in the event of involuntary termination of employment in connection with any "change in control" of the Bank, as defined therein. The term "change in control" is defined to include any of the following: (i) a change in control as defined in 12 U.S.C. ss. 1817(j) and 12 C.F.R. ss. 303.4, or (ii) a change in control that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act; or (iii) during any period of two consecutive years during the term of the employment agreement, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.

         The employment agreement also provides that Mr. Fernandez may terminate his employment for "good reason," which includes (i) failure by the Bank to comply with any material provision of the employment agreement, which failure has not been cured within ten (10) days after notice thereof has been given by Mr. Fernandez to the Bank and (ii) any purported termination of Mr. Fernandez's employment which is not effected pursuant to a notice of termination satisfying certain requirements set forth in the employment agreement.

         In the event that there occurs a "change in control," or if Mr. Fernandez is terminated other than for "just cause" and in connection with a "change in control," the Bank will pay Mr. Fernandez an amount equal to the aggregate annual compensation paid or payable to him (including salary, bonus, car allowance and the value of any other benefits provided to Mr. Fernandez) during the year in which the termination occurs multiplied by 3.00. The payment is to be made in a lump sum on or before the fifth (5th) day following the date of termination. If Mr. Fernandez terminates his employment for "good reason", the severance payments from the Bank will be equal to the aggregate annual compensation paid or payable to Mr. Fernandez (including salary, bonus, car allowance and the value of any other benefits provided to Mr. Fernandez) during the year in which the termination occurs multiplied by 2.00. The severance payment is to be made in a lump sum on or before the fifth (5th) day following the date of termination. If Mr. Fernandez had been terminated for other than "just cause" as of June 30, 1999, he would have been entitled to a severance payment of approximately $2,067,000. If Mr. Fernandez had terminated his employment for "good reason" as of June 30, 1999, he would have been entitled to a severance payment of approximately $1,378,000. The employment agreement does not contain any provision restricting Mr. Fernandez's right to compete against the Bank upon termination of employment.

401K PLAN

         The 401K Plan covers all officers and employees of the Bank. It offers eligible participants five investment alternatives: three U.S. mutual funds, a money-market account, and the Corporation's Common Stock. Contributions made through payroll deductions not in excess of 10% of annual base salary or $8,000, whichever is less, may be accumulated per year as before-tax savings. The Bank contributes 80 cents for each dollar contributed by an employee up to $832. The Bank's matching contribution is invested in the Corporation's Common Stock. The 401K Plan became effective on January 1, 1992. During fiscal 1999, the Bank contributed to the 401K Plan 4,186 shares of Common Stock valued at $130,732 at the time of the contribution.

CERTAIN TRANSACTIONS

         During fiscal year 1999, the Corporation and the Bank engaged the legal services of the McConnell Valdes law firm, San Juan, Puerto Rico, of which Mr. Carlos O. Souffront, Secretary of the Board of Directors of the Corporation and the Bank, is a proprietary partner. The amount of fees paid to McConnell Valdes did not exceed 5% of the law firm's revenues for its last fiscal year.

         Certain transactions involving loans and deposits were transacted during fiscal year 1999 between the Bank and certain directors and executive officers of the Corporation and the Bank and persons related to or affiliated with such persons. All such transactions were made in the ordinary course of business on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of uncollectability or other unfavorable features. At present, none of the loans to executive officers or directors of the Corporation and persons related to, or affiliated with, such persons is non-performing.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         The Corporation operates in a highly competitive industry where the quality, creativity and professionalism of its executive officers is of utmost importance to the success, profitability and growth of the Corporation. Accordingly, the compensation program of the Corporation, which is managed by the Compensation Committee, is intended to retain and appropriately reward experienced and well-trained executive officers, align the long-term interests of the executive officers with those of the Corporation's shareholders and tie total compensation opportunities to the achievement of the Corporation's institutional goals and the achievement of goals for each of the Corporation's subsidiaries.

         The Compensation Committee evaluates the performance of management, reviews the compensation levels of members of management and evaluates and reviews all aspects of compensation for the Corporation's and the Bank's executive officers.

         In evaluating the performance and compensation of all of the executive officers, the Compensation Committee reviews available peer group information for comparable financial institutions or bank holding companies in Puerto Rico and the United States and assesses the performance in accordance with the overall attainment of the Corporation's goals for such fiscal year, which are set forth in the Corporation's three-year business plan that is updated and approved by the Corporation's Board of Directors every fiscal year.

BONUS

             The compensation program for the Corporation's executive officers provides for a bonus whose purpose is to maximize the efficiency and effectiveness of the operation of the Corporation. The bonus that is paid to the Corporation's executive officers is linked to the performance of the Corporation as an institution as well as the performance of each of the Corporation's subsidiaries. In addition, in the event the institutional and individual goals are achieved, the amount of the bonus that is generally paid to the Corporation's executive officers is determined so that the total salary and bonus compensation paid to the Corporation's and the Bank's executive officers is competitive with the amounts paid by comparable financial institutions or bank holding companies in Puerto Rico and the United States.


LONG-TERM COMPENSATION

         The compensation program for the Corporation's executive officers also contemplates long-term incentive compensation in the form of stock options granted under the Corporation's stock option plans. The Corporation's stock option plans provide for ownership of the Common Stock which, in turn, creates a direct relationship between the performance of the Corporation, as reflected by the market value of the shares of Common Stock, and compensation, and creates a direct link between the interests of the Corporation's executive officers and the Corporation's shareholders.

             The awards are made by the administrators of the Corporation's stock option plans, which are the members of the Compensation Committee. The plan administrators are given absolute discretion to select which of the eligible persons will be granted stock options and the amount of stock options to be granted to such persons. In general terms, the plan administrators in determining such amounts consider total compensation information obtained from various comparable financial institutions or bank holding companies in Puerto Rico and the United States that they track, as well as the general trend in total compensation in the industry. In addition, in the case of options granted to the Corporation's executive officers during the last fiscal year, the plan administrators established as a restriction to the vesting of such options that the Corporation have a certain minimum amount of "consolidated net income" by the end of a certain time period.

FISCAL 1999 RESULTS

         Among the results of operations during fiscal 1999 that the Compensation Committee placed particular emphasis when it approved the bonuses paid to the Corporation's and the Bank's executive officers and the options granted to the Corporation's and the Bank's executive officers, which amounts are set forth in separate tables in this Proxy Statement, are the following: (i) the Corporation earned a record $26.6 million in fiscal 1999, which represented a 24% increase over the $21.4 million earned in fiscal 1998; (ii) the Corporation reported earnings per share of $1.97 for fiscal 1999, which represented an increase of 25.5% over the $1.57 (basic) reported in fiscal 1998;
(iii) the Corporation's record volume of mortgage originations, sound performances by the Bank's brokerage subsidiary and trust division, and tight control of operating expenses; and (iv) the total financial assets owned or managed by the Corporation grew approximately 15% from $3.4 billion to $3.9 billion during fiscal 1999.

COMPENSATION OF CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER

         Mr. Jose Enrique Fernandez, who serves as President, Chief Executive Officer and Chairman of the Board of Directors of the Corporation and the Bank, negotiated the terms of his employment agreement with the Bank at arm's length with the Board of Directors of the Bank. The current terms of Mr. Fernandez's employment, including his salary and certain other compensation arrangements, are described on page 13 of this Proxy Statement under "Executive Compensation-Employment Agreement."

         Mr. Fernandez's compensation in terms of bonus and any additional options granted to him under the Bank's stock option plans was determined in accordance with the Bank's compensation program described above and was based on considerations of competitive industry practice as well as the overall performance of the Bank. In making such determination the Compensation Committee took into consideration the Bank's performance as a whole during fiscal 1999 (as described above) and the achievement of goals through the years which are geared to ensure the Bank's continued long-term growth and the enhancement of stockholder value, such as the further diversification of the Bank's asset base and the emphasis on expanding sources of the Bank's non-interest income.

         This report on executive compensation was submitted by the Compensation Committee, whose members are Messrs. Julian S. Inclan, Alberto Richa Angelini and Emilio Rodriguez, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         None of the members of the Compensation Committee has served as an officer or employee of the Corporation or any of its subsidiaries.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         The Corporation is required to identify any director, executive officer or person who owns more than ten percent of the Common Stock who failed to timely file with the Securities and Exchange Commission a required report under
Section 16(a) of the Exchange Act. Based solely on the review of such forms furnished to the Corporation, or written representations from its executive officers and directors, the Corporation believes that during and with respect to, fiscal year 1999, the Corporation's directors, executive officers and persons who own more than ten percent of the Common Stock complied in all respects with the reporting requirements promulgated under Section 16(a) of the Exchange Act.

                                PERFORMANCE GRAPH

             The stock performance graph below compares the cumulative total shareholder return of the Common Stock from June 30, 1991 to June 30, 1999 with the cumulative total return of the S&P 500 Composite Stock Index and the S&P Financial Index. The S&P 500 Composite Stock Index is a broad index which includes a wide variety of issuers and industries representatives of a cross section of the market. The S&P Financial Index is an index which includes a wide array of financial institutions or bank holding companies comparable to the
Corporation:


                 COMPARISON OF 8 YEAR CUMULATIVE TOTAL RETURN
             AMONG ORIENTAL FINANCIAL GROUP INC., THE S&P 500 INDEX
                          AND THE S&P FINANCIAL INDEX

                                                   Cumulative Total Return as of June 30
                                 -------------------------------------------------------------------------
                                 1991    1992    1993    1994    1995    1996    1997      1998      1999

Oriental Financial Group Inc.    100     149     300     508     539     693     1,269     2,105     1,871
S&P 500                          100     113     129     131     165     208       280       364       447
S&P Financial                    100     127     165     166     200     268       407       566       613

         The Board of Directors of the Corporation recognizes that the market price of the Common Stock is influenced by many factors, only one of which is the Corporation's performance. The stock price performance shown above is not necessarily indicative of future price performance.

            PROPOSAL 2: AMENDMENT OF 1998 AND 1996 STOCK OPTION PLANS

         The Corporation and its subsidiaries currently have eight (8) independent contractors who perform bona fide services to the Corporation or its subsidiaries on a continuous basis. These contractors provide services that are essential for the Corporation and its subsidiaries to compete successfully with other financial companies in Puerto Rico.

         The terms of the 1996 and 1998 Plans (collectively, the "Plans") do not allow independent contractors to participate in the Plans. Participation in the Plans is currently limited to directors, officers and full-time employees. Furthermore, Article 7(d) of each Plan prevents the plan administrators from granting options to anyone other than directors, officers or full-time employees of the Corporation or any of its direct or indirect subsidiaries.

         The Board of Directors of the Corporation believes that it is necessary to include qualified independent contractors, who perform bona fide services to the Corporation and/or any of its direct or indirect subsidiaries, as eligible participants of the Plans in order to attract and retain such contractors, and to provide them with an additional incentive to contribute to the continued success of the Corporation and its subsidiaries. In this light, the Board of Directors wishes to amend retroactively the Plans in order to allow independent contractors who perform bona fide services to the Corporation and/or any of its direct or indirect subsidiaries, now or in the future, to participate in the Plans.

         Attached as Appendix A hereto are the resolutions approved by the Board of Directors of the Corporation on August 18, 1999, which resolutions contain the proposed amendments to the Plans. The Board of Directors has directed that the proposed amendments to the Plans be submitted for approval by the stockholders of the Corporation at the Annual Meeting.

              THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS
                    THAT SHAREHOLDERS VOTE "FOR" PROPOSAL 2.


         PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors of the Corporation has appointed PricewaterhouseCoopers LLP as independent auditors of the Corporation for the fiscal year ending June 30, 2000, and has further directed that the selection of such auditors be submitted for ratification by the stockholders at the Annual Meeting. The Corporation has been advised by PricewaterhouseCoopers LLP that neither that firm nor any of its associates has any relationship with the Corporation or any of its subsidiaries other than the usual relationship that exists between independent certified public accountants and clients.

         PricewaterhouseCoopers LLP will have a representative at the Annual Meeting who will have an opportunity to make a statement, if he or she so desires, and who will be available to respond to appropriate questions.


              THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS
                    THAT SHAREHOLDERS VOTE "FOR" PROPOSAL 3.


                             STOCKHOLDERS' PROPOSALS

             Stockholders' proposals intended to be presented at the 2000 Annual Meeting of Stockholders must be set forth in writing and received by the Secretary of the Corporation, at its principal executive offices located at Hato Rey Tower, Suite 503, 268 Munoz Rivera Avenue, Hato Rey, Puerto Rico 00918, no later than May 30, 2000 for inclusion in the Corporation's Proxy Statement and Form of Proxy relating to the 2000 Annual Meeting of Stockholders and in order to be considered at such Annual Meeting.

                                 ANNUAL REPORTS

             A copy of the Corporation's Annual Report to Stockholders for the year ended June 30, 1999 accompanies this Proxy Statement. Such Annual Report is not part of the proxy solicitation materials.

             UPON RECEIPT OF A WRITTEN REQUEST, THE CORPORATION WILL FURNISH TO ANY STOCKHOLDER WITHOUT CHARGE A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 1999, AND A LIST

OF THE EXHIBITS THERETO REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE EXCHANGE ACT. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO MR. ANDRES MUNIZ, ORIENTAL FINANCIAL GROUP INC., HATO REY TOWER, SUITE 503, 268 MUNOZ RIVERA AVENUE, HATO REY, PUERTO RICO 00918. THE FORM 10-K IS NOT PART OF THE PROXY SOLICITATION MATERIALS.


                                            BY ORDER OF THE BOARD OF DIRECTORS



                                               Jose Enrique Fernandez
                                               Chairman, President and
                                               Chief Executive Officer


September 28, 1999
San Juan, Puerto Rico

                                                                      APPENDIX A


                    RESOLUTIONS OF THE BOARD OF DIRECTORS OF
                          ORIENTAL FINANCIAL GROUP INC.

         WHEREAS, the Board of Directors of Oriental Bank and Trust (the "Bank") adopted on November 25, 1996 the Oriental Bank and Trust 1996 Incentive Stock Option Plan (the "1996 Plan") in order to attract and retain qualified directors, officers and other key employees of the Bank and any parent or subsidiary thereof and provide such directors, officers and employees with an additional incentive to contribute to the success of the Bank;

         WHEREAS, on January 24, 1997, Oriental Financial Group Inc. (the "Corporation") acquired all the shares of common stock of the Bank pursuant to a bank holding company reorganization;

         WHEREAS, the stockholders of the Corporation approved the 1996 Plan at the 1997 Annual Meeting of Stockholders held on October 21, 1997;

         WHEREAS, the Board of Directors of the Corporation adopted on August 18, 1998 the Oriental Financial Group 1998 Incentive Stock Option Plan (the "1998 Plan") (the 1996 Plan and the 1998 Plan are collectively referred to as the "Plans") in order to attract and retain qualified directors, officers and other key employees of the Corporation and any parent or subsidiary thereof and provide such directors, officers and employees with an additional incentive to contribute to the success of the Corporation;

         WHEREAS, the stockholders of the Corporation approved the 1998 Plan at the 1998 Annual Meeting of Stockholders held on October 26, 1998;

         WHEREAS, the Corporation wishes to attract and retain qualified independent contractors who perform bona fide services to the Corporation and/or any of its direct or indirect subsidiaries, and provide such contractors with an additional incentive to contribute to the success of the Corporation and its subsidiaries;

         WHEREAS, the Board of Directors of the Corporation deems it necessary and convenient in connection with the conduct of the Corporation's business, and in the best interests of the Corporation and its stockholders, to amend the Plans retroactively in order to allow independent contractors, who perform bona fide services to the Corporation and/or any of its direct or indirect subsidiaries, to participate in the Plans;

         NOW, THEREFORE, IT IS HEREBY RESOLVED, that the 1998 Plan be amended as follows:

         (a) Paragraph 1 is hereby amended to read in its entirety as follows:

                  1. PURPOSE. The Oriental Financial Group 1998 Incentive Stock Option Plan (the "1998 Plan") is intended to secure for Oriental Financial Group Inc. (the "Corporation"), its subsidiaries and its stockholders, the benefits arising from ownership of the Corporation's common stock, par value $1.00 per share (the "Common Stock"), by those selected independent contractors, directors, officers and other key employees of the Corporation and/or any of its direct or indirect subsidiaries who will be responsible for its future growth. The 1998 Plan is designed to help attract and retain superior independent contractors and personnel for positions of substantial responsibility within the Corporation and/or any of its direct or indirect subsidiaries, and to provide such persons with an additional incentive to contribute to the success of the Corporation and its subsidiaries.

         (b) Article 4 is hereby amended to read in its entirety as follows:

                  ARTICLE 4. ELIGIBILITY AND PARTICIPATION. Independent contractors who perform bona fide services to the Corporation and/or any of its direct or indirect subsidiaries, and regular full-time employees of the Corporation and/or any direct or indirect subsidiary thereof, including officers, whether or not directors, and directors of any such corporations, shall be eligible for selection by the Plan Administrators to participate in the 1998 Plan.

         (c) Article 8 is hereby amended to read in its entirety as follows:

                  ARTICLE 8. PRIOR RIGHTS AND OBLIGATIONS. No amendment, suspension or termination of the 1998 Plan shall, without the consent of the person who has received an option, alter or impair any of said person's rights or obligations under any option granted under the 1998 Plan prior to such amendment, suspension or termination.

         (d) The first sentence of Article 10 is hereby amended to read as follows:

                  ARTICLE 10. PRIVILEGES OF STOCK OWNERSHIP. Notwithstanding the exercise of any options granted pursuant to the terms of the 1998 Plan, no person shall have any of the rights or privileges of a stockholder of the Corporation with respect to any shares of stock issuable upon the exercise of his or her options until certificates representing the shares have been duly issued and delivered.

         (e) Article 13 is hereby amended to read in its entirety as follows:

                  ARTICLE 13. EMPLOYMENT. Nothing in the 1998 Plan or in any option shall confer upon any eligible person any right to continued employment or contractual relationship with the Corporation and/or any of its direct or indirect subsidiaries, or limit in any way the right of the Corporation and/or any of its direct or indirect subsidiaries, as the case may be, at any time to terminate or alter the terms of that employment or contractual relationship.

         (f) The first two sentences of Section 1 of Part I are hereby amended to read as follows:

                  SECTION 1. PURPOSE. The purpose of this Qualified Plan is to promote the growth and general prosperity of the Corporation by permitting the Corporation to grant options to purchase shares of its direct or indirect Common Stock to selected independent contractors, directors, officers and other full-time key employees of the Corporation and/or any of its direct or indirect subsidiaries. This Qualified Plan is designed to help attract and retain superior personnel for positions of responsibility within the Corporation and/or any of its direct or indirect subsidiaries, and to provide such persons with an additional incentive to contribute to the success of the Corporation and its subsidiaries.

         (g) Section 10 of Part I is hereby amended to read in its entirety as follows:

                  SECTION 10. EMPLOYMENT OF OPTIONEE. Each Optionee, if requested by the Plan Administrators, must agree in writing as a condition for the granting of his or her option, that he or she will remain in the employment of, or as a director or independent contractor of, the Corporation and/or any of its direct or indirect subsidiaries, as the case may be, following the date of the granting of that option for a period specified by the Plan Administrators, which period shall in no event exceed three years. Nothing in the 1998 Plan or in any option granted thereunder shall confer upon any Optionee any right to continued employment by, or contractual relationship with, the Corporation and/or any of its direct or indirect subsidiaries, or limit in any way the right of the Corporation or any of its direct or indirect subsidiaries, as the case may be, at any time to terminate or alter the terms of that employment or contractual relationship.

         (h) Section 11 of Part I is hereby amended to read in its entirety as follows:

                  SECTION 11. OPTION RIGHTS UPON TERMINATION OF EMPLOYMENT. If an Optionee ceases as a director or independent contractor of, or to be employed by, the Corporation and/or any direct or indirect subsidiary thereof, for any reason other than death or disability, his or her option shall immediately terminate; provided, however, that the Plan Administrators may, at the time an option is granted, in their discretion, allow such option to be exercised (to the extent exercisable on the date of termination of appointment, contractual relationship or employment) at any time within three months after the date of termination of appointment, contractual relationship or employment, unless either the option or this Qualified Plan otherwise provides for earlier termination.

         (i) Section 12 of Part I is hereby amended to read in its entirety as follows:

                  SECTION 12. OPTION RIGHTS UPON DISABILITY. If an Optionee becomes disabled (as such term is defined in the PRIRC or the regulations promulgated thereunder, or, in the absence of such a definition therein, in Section 22(e)(3) of the U.S. Internal Revenue Code of 1986, as amended (the "Code")) while employed by, or performing contractual services for, the Corporation and/or any of its direct or indirect subsidiaries, the option may be exercised, to the extent exercisable on the date of termination of employment or contractual relationship, at any time within one year after the date of termination of employment or contractual relationship due to disability, unless either the option or this Qualified Plan otherwise provides for earlier termination.

         (j) The first sentence of Section 13 of Part I is hereby amended to read as follows:

                  SECTION 13. OPTION RIGHTS UPON DEATH OF OPTIONEE. Except as otherwise limited by the Plan Administrators at the time of the grant of an option, if an Optionee dies while acting as a director or independent contractor of, or employed by, the Corporation and/or any of its direct or indirect subsidiaries, or within three months after ceasing to be a director, independent contractor or employee thereof, his or her option shall expire one year after the date of death unless by its terms it expires sooner.

         (k) The first two sentences of Section 1 of Part II are hereby amended to read as follows:

                  SECTION 1. PURPOSE. The purpose of this Compensatory Plan is to permit the Corporation to grant options to purchase shares of its direct or indirect Common Stock to selected independent contractors, directors, officers and other full-time key employees of the Corporation and/or any of its direct or indirect subsidiaries. This Compensatory Plan is designed to help attract and retain superior personnel for positions of substantial responsibility within the Corporation and/or any of its direct or indirect subsidiaries, and to provide such persons with an additional incentive to contribute to the success of the Corporation and its subsidiaries.

         (l) Section 9 of Part II is hereby amended to read in its entirety as follows:

                  SECTION 9. EMPLOYMENT OF OPTIONEE. Each Optionee, if requested by the Plan Administrators, must agree in writing as a condition for the granting of his or her option, that he or she will remain in the employment of, or as a director or independent contractor of, the Corporation and/or any of its direct or indirect subsidiaries, as the case may be, following the date of the granting of that option for a period specified by the Plan Administrators, which period shall in no event exceed three years. Nothing in the 1998 Plan or in any option granted thereunder shall confer upon any Optionee any right to continued employment by, or contractual relationship with, the Corporation and/or any of its direct or indirect subsidiaries, or limit in any way the right of the

         Corporation or any of its direct or indirect subsidiaries, as the case may be, at any time to terminate or alter the terms of that employment or contractual relationship.

         (m) Section 10 of Part II is hereby amended to read in its entirety as follows:

                  SECTION 10. OPTION RIGHTS UPON TERMINATION OF EMPLOYMENT. If an Optionee ceases as a director or independent contractor of, or to be employed by, the Corporation and/or any direct or indirect subsidiary thereof, for any reason other than death or disability, his or her option shall immediately terminate; provided, however, that the Plan Administrators may, in their discretion, allow such option to be exercised (to the extent exercisable on the date of termination of appointment, contractual relationship or employment) at any time within three months after the date of termination of appointment, contractual relationship or employment, unless either the option or this Compensatory Plan otherwise provides for earlier termination.

         (n) Section 11 of Part II is hereby amended to read in its entirety as follows:

                  SECTION 11. OPTION RIGHTS UPON DISABILITY. If an Optionee becomes disabled (as such term is defined in the PRIRC or the regulations promulgated thereunder, or, in the absence of such a definition therein, in Section 22(e)(3) of the U.S. Internal Revenue Code of 1986, as amended (the "Code")) while employed by, or performing contractual services for, the Corporation and/or any of its direct or indirect subsidiaries, the Plan Administrators, in their discretion, may allow the option to be exercised, to the extent exercisable on the date of termination of employment or contractual relationship, at any time within one year after the date of termination of employment or contractual relationship due to disability, unless either the option or this Compensatory Plan otherwise provides for earlier termination.

         (o) The first sentence of Section 12 of Part II is hereby amended to read as follows:

                  SECTION 12. OPTION RIGHTS UPON DEATH OF OPTIONEE. Except as otherwise limited by the Plan Administrators at the time of the grant of an option, if an Optionee dies while acting as a director or independent contractor of, or employed by, the Corporation and/or any of its direct or indirect subsidiaries, his or her option shall expire one year after the date of death unless by its terms it expires sooner.

         FURTHER RESOLVED, that the 1996 Plan be amended as follows:

         (a) Paragraph 1 is hereby amended to read in its entirety as follows:

                  1. PURPOSE. The Oriental Bank and Trust 1996 Incentive Stock Option Plan (the "1996 Plan") is intended to secure for Oriental Bank and Trust (the "Bank"), its affiliates and its stockholders, the benefits arising from ownership of Oriental Financial Group Inc.'s (the "Corporation") common stock, par value $1.00 per share (the "Common Stock"), the Bank's holding company, by those selected independent contractors, directors, officers and other key employees of the Bank and/or its affiliates who will be responsible for its future growth. The 1996 Plan is designed to help attract and retain superior independent contractors and personnel for positions of substantial responsibility within the Bank, and to provide such persons with an additional incentive to contribute to the success of the Bank.

         (b) Article 4 is hereby amended to read in its entirety as follows:

                  ARTICLE 4. ELIGIBILITY AND PARTICIPATION. Independent contractors who perform bona fide services to the Bank and/or any parent or subsidiary thereof, and regular full-time employees of the Bank and/or any parent or subsidiary thereof, including officers, whether or not directors, and directors of any such corporations, shall be eligible for selection by the Plan Administrators to participate in the 1996 Plan.

         (c) Article 8 is hereby amended to read in its entirety as follows:

                  ARTICLE 8. PRIOR RIGHTS AND OBLIGATIONS. No amendment, suspension or termination of the 1996 Plan shall, without the consent of the person who has received an option, alter or impair any of said person's rights or obligations under any option granted under the 1996 Plan prior to such amendment, suspension or termination.

         (d) The first sentence of Article 10 is hereby amended to read as follows:

                  ARTICLE 10. PRIVILEGES OF STOCK OWNERSHIP. Notwithstanding the exercise of any options granted pursuant to the terms of the 1996 Plan, no person shall have any of the rights or privileges of a stockholder of the Corporation with respect to any shares of stock issuable upon the exercise of his or her options until certificates representing the shares have been duly issued and delivered.

         (e) Article 13 is hereby amended to read in its entirety as follows:

                  ARTICLE 13. EMPLOYMENT. Nothing in the 1996 Plan or in any option shall confer upon any eligible person any right to continued employment or contractual relationship with the Bank and/or any parent or subsidiary thereof, or limit in any way the right of the Bank and/or any parent or subsidiary thereof, as the case may be, at any time to terminate or alter the terms of that employment or contractual relationship.

         (f) The first two sentences of Section 1 of Part I are hereby amended to read as follows:

                  SECTION 1. PURPOSE. The purpose of this Qualified Plan is to promote the growth and general prosperity of the Bank by permitting the Corporation to grant options to purchase shares of its Common Stock to selected independent contractors, directors, officers and other full-time key employees of the Bank and/or any parent or subsidiary thereof. This Qualified Plan is designed to help attract and retain superior personnel for positions of responsibility within the Bank and/or any parent or subsidiary thereof, and to provide such persons with an additional incentive to contribute to the success of the Bank and any parent or subsidiary thereof.

         (g) Section 10 of Part I is hereby amended to read in its entirety as follows:

                  SECTION 10. EMPLOYMENT OF OPTIONEE. Each Optionee, if requested by the Plan Administrators when the option is granted, must agree in writing as a condition for the granting of his or her option, that he or she will remain in the employment of, or as a director or independent contractor of, the Bank and/or any parent or subsidiary thereof, as the case may be, following the date of the granting of that option for a period specified by the Plan Administrators, which period shall in no event exceed three years. Nothing in the 1996 Plan or in any option granted thereunder shall confer upon any Optionee any right to continued employment by, or contractual relationship with, the Bank and/or any parent or subsidiary thereof, or limit in any way the right of the Bank or any parent or subsidiary thereof, as the case may be, at any time to terminate or alter the terms of that employment or contractual relationship.

         (h) Section 11 of Part I is hereby amended to read in its entirety as follows:

                  SECTION 11. OPTION RIGHTS UPON TERMINATION OF EMPLOYMENT. If an Optionee ceases as a director or independent contractor of, or to be employed by, the Bank and/or any parent or subsidiary thereof, for any reason other than death or disability, his or her option shall immediately terminate; provided, however, that the Plan Administrators may, at the time an option is granted, in their discretion, allow such option to be exercised (to the extent exercisable on the date of termination of appointment, contractual relationship or employment) at any time within three months after the date of termination of appointment, contractual relationship or employment, unless either the option or this Qualified Plan otherwise provides for earlier termination.

         (i) Section 12 of Part I is hereby amended to read in its entirety as follows:

                  SECTION 12. OPTION RIGHTS UPON DISABILITY. If an Optionee becomes disabled (as such term is defined in the PRIRC or the regulations promulgated thereunder, or, in the absence of such a definition therein, in Section 22(e)(3) of the U.S. Internal Revenue Code of 1986, as amended (the "Code")) while employed by, or performing contractual services for, the Bank and/or any parent or subsidiary, the option may be exercised, to the extent exercisable on the date of termination of employment or contractual relationship, at any time within one year after the date of termination of employment or contractual relationship due to disability, unless either the option or this Qualified Plan otherwise provides for earlier termination.

         (j) The first sentence of Section 13 of Part I is hereby amended to read as follows:

                  SECTION 13. OPTION RIGHTS UPON DEATH OF OPTIONEE. Except as otherwise limited by the Plan Administrators at the time of the grant of an option, if an Optionee dies while acting as a director or independent contractor of, or employed by, the Bank and/or any parent or subsidiary, or within three months after ceasing to be a director, independent contractor or employee thereof, his or her option shall expire one year after the date of death unless by its terms it expires sooner.

         (k) The first two sentences of Section 1 of Part II are hereby amended as follows:

                  SECTION 1. PURPOSE. The purpose of this Compensatory Plan is to permit the Corporation to grant options to purchase shares of its Common Stock to selected independent contractors, directors, officers and other full-time key employees of the Bank and/or any parent or subsidiary thereof. This Compensatory Plan is designed to help attract and retain superior personnel for positions of substantial responsibility within the Bank and/or any parent or subsidiary thereof, and to provide such persons with an additional incentive to contribute to the success of the Bank and any parent or subsidiary thereof.

         (l) Section 9 of Part II is hereby amended to read in its entirety as follows:

                  SECTION 9. EMPLOYMENT OF OPTIONEE. Each Optionee, if requested by the Plan Administrators, must agree in writing as a condition for the granting of his or her option, that he or she will remain in the employment of, or as a director or independent contractor of, the Bank and/or any parent or subsidiary thereof, as the case may be, following the date of the granting of that option for a period specified by the Plan Administrators, which period shall in no event exceed three years. Nothing in the 1998 Plan or in any option granted thereunder shall confer upon any

         Optionee any right to continued employment by, or contractual relationship with, the Bank and/or parent or subsidiary thereof, or limit in any way the right of the Bank or any parent or subsidiary thereof, as the case may be, at any time to terminate or alter the terms of that employment or contractual relationship.

         (m) Section 10 of Part II is hereby amended to read in its entirety as follows:

                  SECTION 10. OPTION RIGHTS UPON TERMINATION OF EMPLOYMENT. If an Optionee ceases as a director or independent contractor of, or to be employed by, the Bank and/or any parent or subsidiary thereof, for any reason other than death or disability, his or her option shall immediately terminate; provided, however, that the Plan Administrators may, in their discretion, allow such option to be exercised (to the extent exercisable on the date of termination of appointment, contractual relationship or employment) at any time within three months after the date of termination of appointment, contractual relationship or employment, unless either the option or this Compensatory Plan otherwise provides for earlier termination.

         (n) Section 11 of Part II is hereby amended to read in its entirety as follows:

                  SECTION 11. OPTION RIGHTS UPON DISABILITY. If an Optionee becomes disabled (as such term is defined in the PRIRC or the regulations promulgated thereunder, or, in the absence of such a definition therein, in Section 22(e)(3) of the U.S. Internal Revenue Code of 1986, as amended (the "Code")) while employed by, or performing contractual services for, the Bank and/or any parent or subsidiary thereof, the Plan Administrators, in their discretion, may allow the option to be exercised, to the extent exercisable on the date of termination of employment or contractual relationship, at any time within one year after the date of termination of employment or contractual relationship due to disability, unless either the option or this Compensatory Plan otherwise provides for earlier termination.

         (o) The first sentence of Section 12 of Part II is hereby amended to read as follows:

                  SECTION 12. OPTION RIGHTS UPON DEATH OF OPTIONEE. Except as otherwise limited by the Plan Administrators at the time of the grant of an option, if an Optionee dies while acting as a director or independent contractor of, or employed by, the Bank and/or any parent or subsidiary thereof, his or her option shall expire one year after the date of death unless by its terms it expires sooner.

         FURTHER RESOLVED, that the foregoing resolutions be submitted to the stockholders of the Corporation for their approval at the 1999 Annual Meeting of Stockholders.

         FURTHER RESOLVED, that any and all officers of the Corporation (collectively, the "Authorized Officers"), each acting singly be, and hereby are, authorized, empowered and directed, in the name and on behalf of the Corporation, to execute any and all documents in the name and on behalf of the Corporation as such Authorized Officer may deem necessary, advisable or appropriate to effect or carry out the foregoing resolutions.

ORIENTAL FINANCIAL GROUP INC.                                   REVOCABLE PROXY


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION FOR USE ONLY AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 28, 1999 AND ANY ADJOURNMENT THEREOF.


         The undersigned, being a stockholder of Oriental Financial Group Inc. (the "Corporation"), hereby authorizes the Board of Directors of the Corporation or any successors in their respective positions, as proxies with full powers of substitution, to represent the undersigned at the Annual Meeting of Stockholders of the Corporation to be held at Conference Room 9-A of the McConnell Valdes law offices located at 270 Munoz Rivera Avenue, 9th Floor, Hato Rey, Ruerto Rico, on Thursday, October 28, 1999 at 10:00 a.m. (the "Annual Meeting"), and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as follows:

1.        ELECTION OF DIRECTORS

          [ ]  FOR all nominees  listed below      [ ]   WITHOUT  AUTHORITY  to
               (except as marked to the contrary         vote for all nominees
               below).                                   listed below.

To serve until the 2002 Annual Meeting: Mr. Pablo I. Altieri, Mr. Diego Perdomo, Mr. Francisco Arrivi and Ms. Mari Carmen Aponte.

         INSTRUCTIONS: To withhold authority to vote or to cumulate the votes for one or more of the above nominee(s), write the name of the nominee(s) and the manner in which such votes shall be withheld or cumulated in the space provided below.



                          NAME                                                    NUMBER OF VOTES
                                                                      (WITHHELD OR CUMULATED, PLEASE SPECIFY)

---------------------------------------------------------       -----------------------------------------------------

---------------------------------------------------------       -----------------------------------------------------

---------------------------------------------------------       -----------------------------------------------------

---------------------------------------------------------       -----------------------------------------------------

2. PROPOSAL: To consider and approve the amendments to the Oriental Financial Group 1998 Incentive Stock Option Plan and the Oriental Bank and Trust 1996 Incentive Stock Option Plan to include, as eligible participants, independent contractors who perform bona fide services to the Corporation and/or any of its direct or indirect subsidiaries.


               [ ] FOR             [ ] AGAINST              [ ]  ABSTAIN


3. PROPOSAL: To ratify the appointment of PricewaterhouseCoopers LLP, as the Corporation's independent auditors for fiscal 2000.


               [ ] FOR             [ ] AGAINST              [ ]  ABSTAIN


         THIS PROXY MAY BE REVOKED BY THE UNDERSIGNED AT ANY TIME BEFORE IT IS EXERCISED.

         In their discretion, the proxies are authorized to vote the proxy with respect to the approval of the minutes of the last meeting of stockholders, the election of any person as director if any nominee is unable to serve or, for good cause, will not serve; matters incident to the conduct of the Annual Meeting; or such other business as may properly come before the meeting. Except with respect to procedural matters incident to the conduct of the Annual Meeting, management at present knows of no other business to be brought before the meeting.

         Shares of common stock of the Corporation will be voted as specified. In the absence of any express indication that the shares to be voted should be cumulated in a particular fashion, the votes represented by executed proxies will be distributed equally among the two nominees designated by the Board of Directors or in such other manner as will most likely ensure the election of the nominees. If no specification is made above, shares will be voted "FOR" Proposal 1: "Election of Directors"; "FOR" Proposal 2: "Amendment of the 1998 and 1996 Stock Option Plans"; and "FOR" Proposal 3: "Ratification of Appointment of Independent Auditors". This proxy cannot be voted for any person who is not a nominee of the Board of Directors of the Corporation.

         The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders of Oriental Financial Group Inc. called for October 28, 1999 and a Proxy Statement for the Annual Meeting prior to the signing of this proxy card.


         Date:  ___________________ , 1999


                                              --------------------------------


                                              --------------------------------
                                                          Signatures


                                    Please sign exactly as your name(s)
                                    appear(s) on this proxy. When signing in a representative capacity, please give title.

                                    PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN
                                    THIS PROXY CARD USING THE ENCLOSED ENVELOPE.